SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 APRIL 29, 2005

                                 Date of Report
                        (Date of earliest event reported)

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

               (Exact Name of Registrant as Specified in Charter)

     NEW  JERSEY                    0-6994                    22-1630072
                                                              (State  or  Other
Jurisdiction  of          (Commission  File  Number)               (IRS Employer
Identification  No.)
     Incorporation)


          44  TALMADGE  ROAD,  EDISON,  NJ                         08818-4005
       (Address  of  Principal  Executive Offices)                    (ZIP Code)


          Registrant's  telephone  number,  including area code:  (732) 287-1200

          (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)







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ITEM  2.02  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION


                       NEW BRUNSWICK SCIENTIFIC CO., INC.
           P.O. Box 4005 - 44 Talmadge Road - Edison, NJ 08818-4005 U.S.A.




INVESTOR  CONTACTS:


Samuel Eichenbaum . . . . . . . . . .  Matthew J. Dennis, CFA
Vice President, Finance and Treasurer  NBS Investor Relations
New Brunswick Scientific Co., Inc.. .  Clear Perspective Group, LLC
732.650.2500. . . . . . . . . . . . .  440.353.0552
same@nbsc.com . . . . . . . . . . . .  mdennis@cpg-llc.com




                           FOR IMMEDIATE RELEASE
                           ---------------------


           NEW BRUNSWICK SCIENTIFIC REPORTS FIRST-QUARTER 2005 RESULTS


EDISON, NEW JERSEY, APRIL 29, 2005-New Brunswick Scientific Co., Inc. (NBS) (NASDAQ: NBSC), today announced results for the 2005 first quarter ended April 2, 2005.

Net sales for 2005's first three months increased to a first quarter record of $16.1 million, versus $14.6 million for the 2004 first quarter as a result of a 21.7% increase in international sales while domestic sales decreased 3.7%. Net income for the quarter increased to $407,000 from $280,000 for the comparable year-ago period. Diluted earnings per share rose to $0.05, up from the $0.03 per share reported for last year's first quarter. The increase in net income was favorably impacted by two non-operating items: the change in the fair value of the Company's interest rate swaps and foreign exchange gains. Net income in the 2005 quarter benefited from a lower effective income tax rate when compared with the rate utilized in the 2004 quarter. Income from operations for the current quarter declined, as discussed below.

Gross margin contracted during the quarter due primarily to product mix and the Company's aggressive pricing strategy, which is aimed at gaining market share for its products in certain markets, partially offset by higher absorption of overhead as a result of the increased volume. Gross margin for the period was 39.1% compared with 39.7% in fourth-quarter 2004 and 40.6% in first-quarter 2004. First-quarter 2005 selling, general and administrative expenses decreased as a percentage of sales to 28.1% from 29.2% in 2004's initial three months,

Despite additional expenses related to the Company's ongoing efforts to comply with Section 404 of the Sarbanes-Oxley Act. Research, development and engineering expenses increased as a percentage of sales to 7.1% from 6.2% in the 2004 first-quarter in support of the Company's new-product development program.

Commenting on the financial results, NBS Chairman David Freedman stated: "This year's opening quarter reflected a continuation of the industry conditions experienced in 2004. We realized increased shipments of fermentation and cell culture equipment, ultra-low temperature freezers and CO2 incubators during the period with new-order intake up slightly from last year's pace.

"We have an aggressive new-product development schedule underway designed to enhance shareholder value. As a result, we increased our research, development and engineering investments by nearly 26% compared with last year's first quarter. We intend to introduce several new products at the upcoming American Society of Microbiology meeting in Atlanta and also expect to introduce additional new products in the third and fourth quarters. We continue to experience excellent results in our export markets but remain concerned regarding the US market for the balance of 2005."

To be added to New Brunswick Scientific's e-mail distribution list, please click on the link below:

HTTP://WWW.CLEARPERSPECTIVEGROUP.COM/CLEARSITE/NBSC/EMAILOPTIN.HTML
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ABOUT  NEW  BRUNSWICK  SCIENTIFIC
New Brunswick Scientific Co., Inc., is a leading global provider of a comprehensive line of research equipment and scientific instrumentation for use in the life science industry. The Company's products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, as well as environmental research and commercial product development. NBS is a forerunner in the research and development of pioneering equipment to meet the challenges of new areas of advancement in life science. Established in 1946, New Brunswick Scientific is headquartered in Edison, New Jersey, with sales and distribution facilities strategically located in the United States, Europe and Asia. For more information, please visit www.nbsc.com
                                                                    ------------
..


This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. The forward-looking statements involve a number of risks and uncertainties, including but not limited to, changes in economic conditions, demand for the Company's products, pricing pressures, intense competition in the industries in which the Company operates, the need for the Company to keep pace with technological developments and respond in a timely manner to changes in customer needs, the Company's dependence on third-party suppliers, the effect on foreign sales of currency fluctuations, acceptance of new products, the labor relations of the Company and its customers and other factors identified in the Company's Securities and Exchange Commission filings. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

                          --FINANCIAL RESULTS FOLLOW--

              NEW BRUNSWICK SCIENTIFIC CO., INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per-share amounts)
                                   (Unaudited)


                                                       THREE MONTHS ENDED
                                                       APRIL 2, 2005         APRIL 3, 2004
                                                       --------------------  ---------------
                                                       RESTATED*
Net sales . . . . . . . . . . . . . . . . . . . . . .  $            16,108   $       14,622
Operating costs and expenses:
  Cost of sales . . . . . . . . . . . . . . . . . . .                9,806            8,691
  Selling, general and administrative expenses. . . .                4,522            4,272
  Research, development and
engineering expenses. . . . . . . . . . . . . . . . .                1,137              903
                                                       --------------------  ---------------

Total operating costs and expenses. . . . . . . . . .               15,465           13,866
                                                       --------------------  ---------------
Income from operations. . . . . . . . . . . . . . . .                  643              756
Other income (expense):
  Interest income . . . . . . . . . . . . . . . . . .                   53               18
  Interest expense. . . . . . . . . . . . . . . . . .                  (36)            (211)
  Other, net. . . . . . . . . . . . . . . . . . . . .                   19              (64)
                                                       --------------------  ---------------
                                                                        36             (257)
                                                       --------------------  ---------------
Income before income tax expense. . . . . . . . . . .                  679              499
Income tax expense. . . . . . . . . . . . . . . . . .                  272              219
                                                       --------------------  ---------------
Net income. . . . . . . . . . . . . . . . . . . . . .  $               407   $          280
                                                       ====================  ===============
Basic income per share. . . . . . . . . . . . . . . .  $              0.05   $         0.03
                                                       ====================  ===============
Diluted income per share. . . . . . . . . . . . . . .  $              0.05   $         0.03
                                                       ====================  ===============


Basic weighted average number of shares outstanding .                8,896            8,650
                                                       ====================  ===============

Diluted weighted average number of shares outstanding                8,990            8,794
                                                       ====================  ===============


                    SELECTED CONSOLIDATED BALANCE SHEET ITEMS
                             (Dollars in thousands)
                                   (Unaudited)


                                             APRIL 2, 2005   DECEMBER 31,  2004
                                             --------------  -------------------

Cash and cash equivalents . . . . . . . . .  $        9,672  $            10,846
Accounts receivable, net. . . . . . . . . .          12,434               11,332
Inventories . . . . . . . . . . . . . . . .          12,973               12,139
Property, plant and equipment, net. . . . .           6,328                6,495
Total assets. . . . . . . . . . . . . . . .          54,770               53,795
Accounts payable and accrued expenses . . .           8,839                7,592
Long-term debt, net of current installments           5,772                6,022
Shareholders' equity. . . . . . . . . . . .          36,124               35,955
Working capital . . . . . . . . . . . . . .          27,292               27,198
Current ratio . . . . . . . . . . . . . . .       3.6  to 1            3.9  to 1



*RESTATEMENT  OF  CONSOLIDATED  FINANCIAL  STATEMENTS:
On March 21, 2005, the Company announced that certain of its historical financial statements required restatement because of a misapplication of Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133) as it applies to three interest rate swaps that were entered into in 1999 and 2004 to fix the interest rates on variable rate debt incurred primarily for acquisitions in 1999 and 2003. The required changes affected the previously filed financial statements for the years ended December 31, 2001, 2002 and 2003 as well as for the 2003 quarters and the 2004 quarters through October 2, 2004. The restatement did not affect the Company's reported cash and cash equivalents or income (loss) from operations in any of the above periods.

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